Exhibit 10.1

APN# n/A Mining
Recoding Requested by and Return To:

Name Richard R. Redfern
Address 1982 Ruby View Dr
City/State/Zip Elko NV 89801

                  Purchase Agreement, mining
(Title of Document)

This cover page must be type or printed.

679271	10/07/2013 002 of 16

September 23, 2013

Richard R. Redfern
dba RMIC Gold
1982 Ruby View Drive
Elko, Nevada 89801

Dear Sirs:

Re:           Purchase Agreement, Ivanhoe Creek Property, Elko County, Nevada

This letter will confirm in writing the agreement made between us today with respect to the 22 unpatented lode mining claims situated in Elko County, Nevada, set out in more detail in Exhibit "A" attached hereto, and collectively called the "Property" in this letter agreement.

1.    Richard R. Redfern ("Redfern"), doing business as RMIC Gold ("RMIC GOLD", and collectively with Redfern, the "Seller") has represented to Rimrock Gold Corp. and Rimrock Mining Inc. (collectively "Rimrock Gold" or "Buyer") that:

(a)
the Seller has located the lode mining claims comprising the Property, and has recorded them in the name of Redfern in the County Court House for Elko County Nevada and has filed and paid for them in 2013 within the prescribed time period in the office of the U.S. Bureau of Land Management (the "BLM"):

(b)
upon the execution and delivery of this agreement and the recordation of the quit claims (in the form set out in Exhibit "C" hereto) by Redfern with respect to the claims recorded in his name, Rimrock Gold will own a 100% beneficial interest in and to the Property, and Rimrock Gold will be the recorded owner of a 100% interest in the Property, subject to a one percent (1%) Net Smelter Return Royalty granted herein to Redfern as stipulated and described in Exhibit B hereto;

(c)	the Property is free and clear of all charges, liens and encumbrances of every nature;

(d)	the lode mining claims constituting the Property have been staked and are now recorded and in good standing in compliance with all applicable laws, regulations and policies in effect in Nevada;

(f)
to the best of the Seller's knowledge, between the time of staking of the claims comprising the Property and the time of recordation, the use of the Property has complied with all applicable laws, regulations and policies relating to environmental matters and no hazardous material has been released into the environment on or near the Property;

679271	10/07/2013 003 of 16

(g)	the Seller has all right and authority to enter into this agreement and to grant to Rimrock Gold the exclusive option to acquire a 100% beneficial and recorded interest in and to the Property;

(h)
no third party has the right to receive any payment in the nature of a rent or royalty with respect to production of minerals from the Property, nor has the right to receive production in kind, except for usage rights and mining rights owned by Kent Exploration Inc. for the IC Bentonite placer claims. Redfern owns a one percent (1%) Net Smelter Return royalty granted to him by Kent Exploration for mineral production from the IC Bentonite placer mining claims in the Property area and this royalty is separate from and is not subject to provisions of this agreement with Buyer; and

(i)	no other third party has made any legal claim to, nor has any right to make a legal claim to, the mineral rights which constitute the Property apart from the IC Bentonite claims.

2.           Redfern shall, promptly following the execution and delivery of this agreement, record in the name of Buyer the claims comprising the Property in the office of the BLM, and shall then invoice Rimrock Gold for the recording fees and disbursements relating to such recording. Rimrock Gold shall reimburse Redfern for such costs within 30 days following the receipt of the invoice.

3.          The Seller hereby grants to Rimrock Gold the exclusive option (the "Option") to acquire a 100% beneficial and recorded interest in and to the Property by paying the Seller by issuing 150,000 common shares in the capital of Rimrock Gold Corp. on or before three months following the Effective Date upon the execution and delivery of this agreement and the recording of the claims comprising the Property in the office of the BLM. These shares will have the normal Six month hold period as stipulated by regulatory authorities.

4.          If the Purchase contemplated herein is executed, and Rimrock Gold subsequently wishes to abandon claims comprising all or a part of the Property, Rimrock Gold shall quitclaim the claims in Exhibit A back to RMIC Gold at least 30 days prior to September 1 of the year contemplated for dropping of these claims. If the Seller gives Rimrock Gold notice that it wishes to acquire all or some of such claims at least 15 days prior to the effective date of abandonment, Rimrock Gold shall execute and deliver to the Seller quit claims in recordable form, such that the Seller may record in its name the claims proposed to be abandoned.

5.          Rimrock Gold may at any point in time buy-out one percent (1%) Net Smelter Return royalty thereby reducing RMIC Gold's interest to 0% NSR, by payment to RMIC Gold of $1,000,000.

6.          Forthwith following the execution and delivery of this agreement, the Seller will deliver to Rimrock Gold all of the reports, maps, surveys and other data in its possession or under its control relating to the mineral potential of the Property.

2

679271	10/07/2013 004 of 16

7.           Upon the execution and delivery of this agreement, the Seller and Rimrock Gold shall execute a memorandum of this agreement, substantially in the form attached as Exhibit "C" hereto, for recording in the Elko County Court House, to provide public notice of the existence of this  agreement.

8.           This agreement shall be construed and interpreted in accordance with the laws in effect in the State of Nevada, including those laws dealing with conflict of laws. Any disputes shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association, in Nevada.

9.           If Rimrock Gold fails to make any payment or share issuance on or before the last day provided for such payment or performance under this agreement, the Seller may terminate this agreement but only if:

(a)	it shall have first given to Rimrock Gold written notice of the failure, containing particulars of the payment which Rimrock Gold has not made or the act which Rimrock Gold has not performed; and

(b)
Rimrock Gold has not within 30 days following delivery of the Seller's notice given notice to the Seller that it has cured such failure or commenced proceedings to cure such failure by appropriate payment or performance (Rimrock Gold hereby agreeing that should it so commence to cure any failure it will prosecute the same to completion without undue delay).

10.         Upon any relinquishment of the claims back to seller, buyer shall deliver to RMIC Gold copies of all non-interpretive factual data regarding the Property in Rimrock Gold's possession at the time of termination and which have not been hitherto been delivered to the Seller. Rimrock Gold agrees that it will, within 30 days after receipt of the written request of the Seller, deliver to the Seller copies of all such non-interpretive factual data. Rimrock Gold does not make, and shall not be deemed to have made, directly or indirectly, any express or implied representation or warranty to the Seller as to the accuracy or completeness of any such data delivered to the Seller except that it was developed and delivered in good faith. Rimrock Gold shall not have any liability arising out of the use of or reliance on any non-interpretive factual data delivered to the Seller hereunder so long as Rimrock Gold developed and delivered it in good faith.

11.         The Seller hereby waives all and any extra-lateral rights to each of the lode mining claims constituting the Property.

12.         The various conveyancing documents referred to herein shall be in the form of those attached as Exhibit "C" hereto.

If the foregoing accurately sets out our agreement, please execute the duplicate copy of this letter and return it to us, whereupon this shall constitute a valid and binding agreement between us, enforceable in accordance with its terms. This letter agreement shall be the sole agreement between us with respect to the Property.

3

679271	10/07/2013 005 of 16

Yours truly,

RIMROCK GOLD CORP.
RIMROCK MINING INC.

/s/ Jordan Starkman
Jordan Starkman, President

Agreed to and accepted as of the 23rd day of September, 2013,

/s/ Richard R. Redfern
Richard R. Redfern

This is page 4 of that certain option agreement dated as of 23rd day of September, 2013, between Rimrock Gold Corp. and Rimrock Mining Inc. of the first part and Richard R. Redfern, dba RMIC Gold of the second part relating to the Ivanhoe Creek Property, Elko County, Nevada.

STATE OF NEVADA	)
)
CITY OF ELKO	)

On  Sep 23rd, 2013   (date) personally appeared before me, a notary public (or judge or either person, as the case may be), Richard R. Redfern, personally known (or proved) to me to be the person whose name is subscribed to the above instrument who acknowledged that he/she  xecuted the instrument.

679271	10/07/2013 006 of 16

EXHIBIT "A"

TO THAT CERTAIN AGREEMENT MADE AS OF THE 23rd DAY OF SEPTEMBER, 2013, BETWEEN RIMROCK GOLD CORP. OF THE FIRST PART AND RICHARD R. REDFERN, DBA RMIC GOLD OF THE SECOND PART

THE "PROPERTY"

22 unpatented lode mining claims situated in Sections 17-20, T. 38 N., R. 48 E and Sections 13 and 24, T. 38 N., R. 47 E., Mt. Diablo Principal Meridian, Elko County, Nevada, as follows:

Exhibit A

Ivanhoe Creek Property

Claim Names	BLM Serial Numbers

IC No. 1	NMC1001209
IC No. 3	NMC1001210
IC No. 5	NMC1001211
IC No. 6	NMC1001212
IC No. 7	NMC1001213
IC No. 8	NMC1001214
IC No. 9	NMC1001215
IC No. 11	NMC1001216
IC No. 21	NMC1001218
IC No. 22	NMC1001219
IC No. 23	NMC1001220
IC No. 24	NMC1001221
IC No. 25	NMC1001222
IC No. 26	NMC1001223
IC No. 27	NMC1001224
IC No. 28	NMC1001225
IC No. 43	NMC1001226
IC No. 44	NMC1001227
IC No. 65	NMC1001228
IC No. 66	NMC1001229
IC No. 67	NMC1001230
IC No. 68	NMC1001231

679271	10/07/2013 007 of 16

EXHIBIT "B"

TO THAT CERTAIN AGREEMENT MADE AS OF THE 23rd DAY OF SEPTEMBER, 2013„ BETWEEN RIMROCK GOLD CORP. AND RIMROCK MINING INC. (COLLECTIVELY THE "PAYOR") OF THE FIRST PART AND RICHARD R. REDFERN, DBA RMIC GOLD (COLLECTIVELY THE "OWNER") OF THE SECOND PART

NET SMELTER RETURNS

1.           In the Agreement, "Net Smelter Returns" means the net amount of money received by the Payor for its own account from the sale of ore, or ore concentrates or other products from the Property to a smelter or other ore buyer after deduction of smelter and/or refining charges, ore treatment charges, penalties and any and all charges made by the purchaser of ore or concentrates, less any and all transportation costs which may be incurred in connection with the transportation of ore or concentrates, less all umpire charges which the purchaser may be required to pay. In this section, "transportation costs" shall mean actual costs of transportation (including freight, insurance, security transaction taxes, handling, port demurrage, delay and forwarding expenses incurred by reason of or in the course of transportation) of the product from the Property to the smelter or refinery and from the smelter or refinery to the place of sale, but in no event shall charges or costs of transportation of ore from any mine on the Property to an autoclave, concentrator, crusher roasting plant, heap leach or other leach facility, mill or other similar facility or plant situated outside the Area of Interest be deductible from the Net Smelter Payable to Owner.

2.           Payment of Net Smelter Returns by the Payor to the Owner shall be made semi-annually within 60 days after the end of each fiscal half year of the Payor and shall be accompanied by unaudited financial statements pertaining to the operations carried out by the Payor on the Property. Taxes payable with respect to the payment of Net Smelter Returns to the Owner shall be for the sole account of the Owner. Within 90 days after the end of each fiscal year of the Payor in which Net Smelter Returns are payable to the Owner, the records relating to the calculation of Net Smelter Returns for such year shall be audited and any resulting adjustments in the payment of Net Smelter Returns payable to the Owner shall be made forthwith. A copy of the said audit shall be delivered to the Owner within 30 days of the end of such 90-day period.

3.           Each annual audit shall be final and not subject to adjustment unless the Owner delivers to the Payor written exceptions in reasonable detail within six months after the Owner receives the report. The Owner, or its representative duly authorized in writing, at its expense, shall have the right to audit the books and records of the Payor related to Net Smelter Returns to determine the accuracy of the report, but shall not have

679271	10/07/2013 008 of 16

access to any other books and records of the Payor. The audit shall be conducted by a chartered or certified public accountant of recognized standing. The Payor shall have the right to condition access to its books and records on execution of a written agreement by the auditor that all information will be held in confidence and used solely for purposes of audit and resolution of any disputes related to the report. A copy of the Owner's report shall be delivered to the Payor upon completion, and any discrepancy between the amount actually paid by the Payor and the amount which should have been paid according to the Owner's report shall be paid forthwith, one party to the other. In the event that the said discrepancy is to the detriment of the Owner and exceeds 5% of the amount actually paid by the Payor, then the Payor shall pay the entire cost of the audit.

4.           Any dispute arising out of or related to any report, payment, calculation or audit shall be resolved solely by arbitration as provided in the Agreement. No error in accounting or in interpretation of the Agreement shall be the basis for a claim of breach of fiduciary duty, or the like, or give rise to a claim for exemplary or punitive damages or for termination or rescission of the Agreement or the estate and rights acquired and held by the Payor under the terms of the Agreement.

5.           Rimrock Gold may at any point in time buy-out one percent (1%) Net Smelter Return royalty thereby reducing RMIC Gold's interest to 0% NSR, by payment to RMIC Gold of $1,000,000.

2

679271	10/07/2013 009 of 16

EXHIBIT "C"

TO THAT CERTAIN AGREEMENT MADE AS OF THE 23rd DAY OF SEPTEMBER, 2013, BETWEEN RIMROCK GOLD CORP. AND RIMROCK MINING INC. OF THE FIRST PART AND RICHARD R. REDFERN DBA RMIC GOLD OF THE SECOND PART

FORM OF DOCUMENTS FOR RECORDATION

A.           MINING DEED

Recorded at the request of
and when recorded return to:
Richard R. Redfern
c/o Richard R. Redfern
1982 Ruby View Drive
Elko, Nevada 89801

MINING DEED

             This Mining Deed (this "Deed") is made by Rimrock Gold Corp. and Rimrock Mining Inc. (collectively the "Grantor"), to Richard R. Redfern, an individual as to an undivided 100% interest (the "Grantee").

             For and in consideration of Ten Dollars ($10.00) United States currency and other good and valuable consideration delivered by the Grantor to the Grantee, the receipt and sufficiency of which are acknowledged, the Grantor grants, bargains and sells to the Grantee and his assigns and successors forever, the unpatented lode mining claims situated in Elko County, Nevada, the county recording and United States Bureau of Land Management filing information for which are described in Exhibit A attached to and by this reference incorporated in this Mining Deed, together with all appurtenances, easements, hereditaments and rights-of-way, part of or related to the unpatented mining claims, encumbrances or liens against or in the unpatented mining claims subject to this Mining Deed created by, through or under the Grantor, and the Grantor covenants and warrants to defend the Grantee's title against any such claims, encumbrances and all other claims of adverse title created by, through or under the Payor.

 The Grantor has executed this Mining Deed effected September 23, 2013

By:	/s/ Jordan Starkman
Jordan Starkman
Title:	President

679271	10/07/2013 010 of 16

PROVINCE OF ONTARIO	)
	)	ss.
CITY OF TORONTO	)

This Mining Deed was acknowledged before me on ___________, 2013, by Jordan Starkman as President of Rimrock Gold Corp.

Notary Public

My commission expires: Never

2

679271	10/07/2013 011 of 16

B.   MEMORANDUM

MEMORANDUM

MEMORANDUM OF MINING OPTION is made this 23rd day of September, 2013 (the "Effective Date"), by and between RICHARD R. REDFERN, a married man (the -Seller") and RIMROCK GOLD CORP. AND RIMROCK MINING INC. corporations having their principal place of business at 3651 Lindell Rd, Suite #D155, Las Vegas, NV, 89103 ("Rimrock Gold").

1.           Option and Term

              (a)            Seller sells to Rimrock Gold all the property described in Exhibit A, together with, all:

(i)	tailings, dumps and mine wastes;
(ii)	surface rights, easements and rights-or-way appurtenant or incident thereto; and
(iii)	mining and mineral rights appurtenant or incident thereto useful or convenient for mining and related uses ("Property").

(b)          Seller shall have the right to receive a royalty on production from the Property equal to 1% of Net Smelter Returns.

2.           Exclusive Possession

             Rimrock Gold shall have exclusive possession and quiet enjoyment of the Property upon purchase.

3.           Additional Terms

             Additional terms and conditions are contained in the full agreement between parties. This Memorandum of the Option shall not modify said Agreement.

679271	10/07/2013 012 of 16

C.           QUITCLAIM DEED

QUITCLAIM DEED

              This indenture, made this 23 day of September, 2013, between Richard R. Redfern of the county of Elko, State of Nevada, party of the first part, and Rimrock Gold Corp. and Rimrock Mining Inc. of 3651 Lindell Rd, Suite #D155, Las Vegas, NV, 89103 Nevada, party of the second part.

Witnesseth
(Nevada)

              The said party of the first part, for and in the consideration of the sum of $10.00 dollars to him in hand paid by said party of the second part, the receipt whereof is hereby acknowledged, does by these present remise, release and forever quitclaim unto said party of the second part, its successors and assigns, forever, all that certain "Ivanhoe Creek" lode mining claim situate lying and being in the county of Elko, State of Nevada, and more particularly described as follows to wit:

Twenty-two lode mining claims with BLM serial numbers NMC1001209 through NMC1001231, otherwise known as the "Ivanhoe Creek" lode claims.

              Together with all and singular the tenements, hereditaments and appurtenances thereunto belonging or in anywise appertaining and the revision and reversions, remainder and remainders, rents, issues and profits thereof.

              To have and to hold, all and singular the said premises together with the appurtenances unto said party of the second part, and to his heirs and assigns forever.

              In witness whereof, the party of the first part hereto set his hand and seal the day and year first above written.

/s/ Richard R. Redfern
Richard R. Redfern

679271	10/07/2013 013 of 16

D.          DEED OF NET SMELTER RETURNS ROYALTY

DEED OF NET SMELTER RETURNS ROYALTY

This Deed of Net Smelter Returns Royalty (this “Deed") is made and entered into by and among Rimrock Gold Corp., a Delaware corporation and Rimrock Mining Inc., a Nevada corporation (collectively "Grantor"), and Richard R. Redfern, a married man, of 1982 Ruby View Drive, Elko, Nevada 89801 ("Grantee")

Recitals

A.          Grantor is the owner of the unpatented lode mining claims (collectively the “Claims") located in Elko County, Nevada, the Bureau of Land Management filing information and Elko County, Nevada recording information for which are more particularly described in Exhibit A attached hereto to and by this reference incorporated in this Deed.

B.          Grantor and Grantee are parties to the Ivanhoe Creek Property Sale Agreement concerning the Claims in accordance with which Grantor is obligated to convey and grant to Grantee a production royalty in the Claims.

              For and in consideration of Grantee's payment to Grantor of the sum of Ten Dollars ($10.00) United States currency and other good and valuable consideration, the receipt and sufficiency of which Grantor acknowledges, Grantor conveys and grants forever to Grantee, and Grantee's successors and assigns, a production royalty of one percent (1%) of the Net Smelter Returns from the production of minerals and mineral ores which are extracted or mined or, in or under the Claims. The Net Smelter Returns production royalty is granted to the Grantee as to an undivided 100% interest. The Net Smelter Returns production royalty shall be calculated, determined and paid to Grantee and Grantor shall perform the obligations described in Exhibit B attached to and by this reference incorporated in this Deed.

              Rimrock Gold may at any point in time buy-out one percent (1%) Net Smelter Return royalty thereby reducing RMIC Gold's interest to 0% NSR, by payment to RMIC Gold of $1,000,000.

              The Net Smelter Returns production royalty granted to Grantee under this Deed shall burden and run with the Claims, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise all or part of the Claims. On amendment, conversion to a lease or other form of tenure or relocation or on patenting of any of the unpatented mining claims which comprise all or part of the Claims, Grantor is covenanted and obligated to execute, deliver and record in the Office of the Recorder of Elko County, Nevada, an instrument by which Grantor grants to Grantee the Net Smelter Returns production royalty and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligation and term of this Deed.

679271	10/07/2013 014 of 16

Grantor has executed this Deed effective September 23, 2013.

Rimrock Gold Corp.
Rimrock Mining Inc.

By:	/s/ Jordan Starkman
Jordan Starkman
Title:	President

              This Deed of Net Smelter Returns Royalty was acknowledged before me on Sept. 23, 2013, by Jordan Starkman as President of Rimrock Gold Corp. and President of Rimrock Mining Inc.

Notary Public

679271	10/07/2013 015 of 16

E.           DEED WITH RESERVATION OF NET SMELTER RETURNS ROYALTY

DEED WITH RESERVATION OF NET SMELTER RETURNS ROYALTY

              This deed With Reservation of Net Smelter Returns Royalty (this “Deed") is made and entered into by and between Richard R. Redfern. a married man, of 1982 Ruby View Drive, Elko, Nevada 89801 ("Grantor"), and Rimrock Gold Corp., a Delaware corporation and Rimrock Mining Inc., a Nevada corporation (collectively "Grantee")

              For and in consideration of Grantee's payment to Grantor the sum of Ten Dollars ($10.00) United States currency, and other good and valuable consideration, the receipt and sufficiency of which Grantor acknowledges, Grantor conveys forever to Grantee, and Grantee's successors and assigns, all those unpatented mining claims (collectively the "Claims") located in Elko County, Nevada, the Bureau of Land Management filing information and Elko County, Nevada recording information for which are more particularly described in Exhibit A attached to and by this reference incorporated in this Deed, subject to the reservation in Grantor of the Net Smelter Returns production royalty described in this Deed.

              Grantor conveys forever to Grantee, and Grantee's successors and assigns, all of the minerals, mineral compounds and ores, in or under the Claims, and appurtenances, hereditaments and tenements which pertain to the Claims, to have and to hold all of the same to Grantee and its successors and assigns forever, subject to the reservation in Grantor of the Net Smelter Returns production royalty described in this Deed.

              Grantor grants, reserves and retains to itself, and Grantor's successors and assigns forever, and Grantee is covenanted and obligated to pay to Grantor, and Grantor's successors and assigns, a production royalty of one percent (1%) of the Net Smelter Returns from the production of minerals and mineral ores which are extracted or mined on, in or under the Claims. The production royalty is granted to Grantor as to an undivided 100% interest. The Net Smelter Returns production royalty shall be calculated, determined and paid to Grantor and Grantee shall perform the obligations described in Exhibit B attached to and by this reference incorporated in this Deed.

Rimrock Gold may at any point in time buy-out one percent (1%) Net Smelter Return royalty thereby reducing RMIC Gold's interest to 0% NSR, by payment to RMIC Gold of $1,000,000.

              The Net Smelter Returns production royalty reserved to Grantor under this Deed shall burden and run with the Claims, including any amendments, conversions to a lease or other form of tenure, relocations or patent of all or any of the unpatented mining claims which comprise of all part of Claims. On amendment, conversion to a lease or other form of tenure or relocation or on patenting of any of the unpatented mining claims which comprise all or part of the Claims, Grantee is covenanted and obligated to execute, deliver and record in the Office of the Recorder of Elko County, Nevada, an instrument by which Grantee grants to Grantor the Net Smelter Returns production royalty and subjects the amended, converted or relocated unpatented mining claims and the patented claims, as applicable, to all of the burdens, conditions, obligations and terms of this Deed.

679271	10/07/2013 016 of 16

              Grantor has executed this Deed effective September 23, 2013.

/s/ Richard R. Redfern
Richard R. Redfern

STATE OF NEVADA	)
)
COUNTY OF ELKO	)

This Deed With Reservation of Net Smelter Returns Royalty was acknowledged before me on September 23rd, 2013 by Richard R. Redfern.